                                                                Exhibit (4)-1a



                          [FORM OF FACE OF SECURITY]

                                Fixed Rate Note

REGISTERED                                         REGISTERED
No. [FXR]                                          [$       ]
                                                   CUSIP: *

                  Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New
York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.*

         IF APPLICABLE, THE "TOTAL AMOUNT OF OID," "ORIGINAL YIELD TO MATURITY" AND "INITIAL ACCRUAL PERIOD OID" (COMPUTED UNDER THE APPROXIMATE METHOD) SET FORTH BELOW HAVE BEEN COMPLETED SOLELY FOR THE PURPOSES OF APPLYING THE FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES.

                            AEROQUIP-VICKERS, INC.
                               MEDIUM-TERM NOTE
                                 (Fixed Rate)

--------
*   Applies only if this Note is a Registered Global Security.



======================================================================================================================
ORIGINAL ISSUE DATE:               INITIAL REDEMPTION               INTEREST                       ORIGINAL
                                   DATE:                            RATE:                          MATURITY
                                                                                                   DATE:
----------------------------------------------------------------------------------------------------------------------
INTEREST ACCRUAL                   INITIAL REDEMPTION               APPLICABILITY                  OPTIONAL
DATE:                              PERCENTAGE:                      OF MODIFIED                    REPAYMENT
                                                                    PAYMENT UPON                   DATES(S):
                                                                    ACCELERATION:
----------------------------------------------------------------------------------------------------------------------
TOTAL AMOUNT OF OID:               ANNUAL REDEMPTION                If yes, state
                                   PERCENTAGE                       Issue Price:
                                   REDUCTION:
----------------------------------------------------------------------------------------------------------------------
ORIGINAL YIELD TO                  SPECIFIED
MATURITY:                          CURRENCY:
----------------------------------------------------------------------------------------------------------------------
INITIAL ACCRUAL
PERIOD:
----------------------------------------------------------------------------------------------------------------------
APPLICABILITY OF                   APPLICABILITY OF
ISSUER's OPTION TO                 ANNUAL INTEREST
EXTEND ORIGINAL                    PAYMENTS:
MATURITY DATE:
----------------------------------------------------------------------------------------------------------------------
If yes, state Final
Maturity Date:
----------------------------------------------------------------------------------------------------------------------
OTHER PROVISIONS:
======================================================================================================================


                  AEROQUIP-VICKERS, INC. (formerly known as TRINOVA Corporation), an Ohio corporation (together with its successors and assigns, the "Issuer"), for value received, hereby promises to pay to




  , or registered assignees, the principal sum of
                            , on the Original Maturity Date
specified above or, if the maturity hereof is extended in accordance with the procedures set forth below to an Extended Maturity Date, as defined below, on such Extended Maturity Date (except to the extent previously redeemed or repaid) and to pay interest thereon at the Interest Rate per annum specified above or, if the interest rate hereon is reset or re-established in connection with an extension of maturity in accordance with the procedures specified on the reverse hereof, at the interest rate per annum determined pursuant to such procedures, from the Interest Accrual Date specified above until the principal hereof is paid or duly made available for payment (except as provided below), semiannually in arrears on the first day of March and September in each year (each such date an "Interest Payment Date") commencing on the Interest Payment Date next succeeding the Interest Accrual Date specified above, and at maturity (or on any redemption or repayment date); PROVIDED, HOWEVER, that if the Interest Accrual Date occurs between a Record Date, as defined below, and the next succeeding Interest Payment Date, interest payments will commence on the second Interest Payment Date succeeding the Interest Accrual Date to the registered holder of this Note on the Record Date with respect to such second Interest Payment Date; and PROVIDED, FURTHER, that if this Note is subject to "Annual Interest Payments," interest payments shall be made annually in arrears and the term "Interest Payment Date" shall be deemed to mean the first day of March in each year.

                  Interest on this Note will accrue from the most recent Interest Payment Date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from the Interest Accrual Date, until the principal hereof has been paid or duly made available for payment (except as provided below). The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions described herein, be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the date 15 calendar days prior to such Interest Payment Date (whether or not a Business Day) (each such date a "Record Date"); PROVIDED, HOWEVER, that interest payable at maturity (or on any redemption or repayment date) will be payable to the person to whom the principal hereof shall be payable. As used herein, "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York and (i) with respect to Notes denominated in a Specified Currency other than U.S. dollars, Australian dollars or European Currency Units ("ECUs"), in the principal financial center of the country of the Specified Currency, (ii) with respect to Notes denominated in Australian dollars, in Sydney and (iii) with respect to Notes denominated in ECUs, that is not a non-ECU clearing day, as determined by the ECU Banking Association in Paris.

                  Payment of the principal of this Note, any premium and the interest due at maturity (or on any redemption or repayment date) will be made in immediately available funds upon surrender of this Note at the office or agency of the Paying Agent, as defined on the reverse hereof, maintained for that purpose in the Borough of Manhattan, The City of New York, or at such other paying agency as the Issuer may determine. Payment of the principal of and premium, if any, and interest on this Note will be made in the Specified Currency indicated above; PROVIDED, HOWEVER, that U.S.

dollar payments of interest, other than interest due at maturity or on any date of redemption or repayment, will be made by U.S. dollar check mailed to the address of the person entitled thereto as such address shall appear in the Note register. A holder of U.S. $10,000,000 or more in aggregate principal amount of Notes having the same Interest Payment Date will be entitled to receive payments of interest, other than interest due at maturity or on any date of redemption or repayment, by wire transfer of immediately available funds if appropriate wire transfer instructions have been received by the Paying Agent in writing not less than 15 calendar days prior to the applicable Interest Payment Date. If this Note is denominated in a Specified Currency other than U.S. dollars, payments of interest hereon will be made by wire transfer of immediately available funds to an account maintained by the holder hereof with a bank located outside the United States if appropriate wire transfer instructions have been received by the Paying Agent in writing not less than 15 calendar days prior to the applicable Interest Payment Date. If such wire transfer instructions are not so received, such interest payments will be made by check payable in such Specified Currency mailed to the address of the person entitled thereto as such address shall appear in the Note register.

                  Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture, as defined on the reverse hereof, or be valid or obligatory for any purpose.

                  IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed under its corporate seal.

DATED:                                   AEROQUIP-VICKERS, INC.

                                         By
                                           ------------------------------
                                            Title:

TRUSTEE'S CERTIFICATE
OF AUTHENTICATION

This is one of the Notes referred
to in the within-mentioned
Indenture.

The First National Bank of Chicago
  as Trustee

By
  ----------------------------------
            Authorized Officer

                         [FORM OF REVERSE OF SECURITY]

                  This Note is one of a duly authorized issue of Medium-Term Notes, having maturities more than nine months from the date of issue (the "Notes") of the Issuer. The Notes are issuable under an Indenture, dated as of May 1, 1996 (the "Indenture"), between the Issuer and The First National Bank of Chicago, as Trustee (as successor-in-interest to NBD Bank) (the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities of the Issuer, the Trustee and holders of the Notes and the terms upon which the Notes are, and are to be, authenticated and delivered. The Issuer has appointed the Trustee, at its corporate trust office in The City of New York as the paying agent (the "Paying Agent," which term includes any additional or successor Paying Agent appointed by the Issuer) with respect to the Notes. The terms of individual Notes may vary with respect to interest rates, interest rate formulas, issue dates, maturity dates, or otherwise, all as provided in the Indenture. To the extent not inconsistent herewith, the terms of the Indenture are hereby incorporated by reference herein.

                  This Note will not be subject to any sinking fund and, unless otherwise provided on the face hereof in accordance with the provisions of the following two paragraphs, will not be redeemable or subject to repayment at the option of the holder prior to maturity.

                  If so indicated on the face of this Note, this Note may be redeemed in whole or in part at the option of the Issuer on or after the Initial Redemption Date specified on the face hereof on the terms set forth on the face hereof, together with interest accrued and unpaid hereon to the date of redemption (except as provided below). If this Note is subject to "Annual Redemption Percentage Reduction," the Initial Redemption Percentage indicated on the face hereof will be reduced on each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction specified on the face hereof until the redemption price of this Note is 100% of the principal amount hereof, together with interest accrued and unpaid hereon to the date of redemption (except as provided below). Notice of redemption shall be mailed to the registered holders of the Notes designated for redemption at their addresses as the same shall appear on the Note register not less than 30 nor more than 60 days prior to the date fixed for redemption, subject to all the conditions and provisions of the Indenture. In the event of redemption of this
Note in part only, a new Note or Notes for the amount of the unredeemed portion hereof shall be issued in the name of the holder hereof upon the cancellation hereof.

                  Notwithstanding the foregoing, this Note may be redeemed in accordance with the terms of any Extension Notice, as defined below, sent to the holder hereof as described below.

                  If so indicated on the face of this Note, this Note will be subject to repayment at the option of the holder on the Optional Repayment Date or Dates specified on the face hereof on the terms set forth herein. On any Optional Repayment Date, this Note will be repayable in whole or in part in increments of $1,000 or, if this Note is denominated in a Specified Currency other than U.S. dollars, in increments of 1,000 units of such Specified Currency (provided that any remaining principal amount hereof shall not be less than the minimum authorized denomination hereof) at the option of the holder hereof at a price equal to 100% of the principal amount to be repaid, together with interest accrued and unpaid hereon to the date of repayment (except as provided below). For this Note to be repaid at the option of the holder hereof, the Paying Agent must receive at its corporate trust office in the Borough of Manhattan, The City of New York, at least 15 but not more than 30 days prior to the date of repayment, (i) this Note with the form entitled "Option to Elect Repayment" below duly completed or (ii) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or a trust company in the United States setting forth the name of the holder of this Note, the principal amount hereof, the certificate number of this Note or a description of this Note's tenor and terms, the principal amount hereof to be repaid, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Note, together with the form entitled "Option to Elect Repayment" duly completed, will be received by the Paying Agent not later than the fifth Business Day after the date of such telegram, telex, facsimile transmission or letter; PROVIDED, that such telegram, telex, facsimile transmission or letter shall only be effective if this Note and form duly completed are received by the Paying Agent by such fifth Business Day. Exercise of such repayment option by the holder hereof shall be irrevocable. In the event of repayment of this Note in part only, a new Note or Notes for the amount of the unpaid portion hereof shall be issued in the name of the holder hereof upon the cancellation hereof.

                  If so indicated on the face of this Note, the Issuer has the option to extend the Original Maturity Date hereof for one or more periods of one or more whole years (each an "Extension Period") up to but not beyond the Final Maturity Date specified on the face hereof and in connection therewith to establish a new interest rate and new redemption provisions for the Extension Period.

                  The Issuer may exercise such option by notifying the Paying Agent of such exercise at least 45 but not more than 60 days prior to the Original Maturity Date or, if the maturity hereof has already been extended, prior to the maturity date then in effect (an "Extended Maturity Date"), such notice to be accompanied by the form of the Extension Notice referred to below. No later than 38 days prior to the Original Maturity Date or an Extended Maturity Date, as the case may be (each, a "Maturity Date"), the Paying Agent will mail to the holder hereof a notice (the "Extension Notice") relating to such Extension Period, first class mail, postage prepaid, setting forth (a) the election of the Issuer to extend the maturity of this Note; (b) the new Extended Maturity Date; (c) the interest rate applicable to the Extension Period; and (d) the provisions, if any, for redemption during the Extension Period, including the date or dates on which, the period or periods during which and the price or prices at which such redemption may occur during the Extension Period. Upon the mailing by the Paying Agent of an Extension Notice to the holder of this Note, the maturity hereof shall be extended automatically, and, except as modified by the Extension Notice and as described in the next paragraph, this Note will have the same terms it had prior to the mailing of such Extension Notice.

                  Notwithstanding the foregoing, not later than 10:00 A.M., New York City time, on the twentieth calendar day prior to the Maturity Date in effect immediately preceding the mailing of the applicable Extension Notice (or if such day is not a Business Day, not later than 10:00 A.M., New York City time, on the immediately succeeding Business Day), the Issuer may, at its option, revoke the interest rate provided for in such Extension Notice and establish a higher interest rate for the Extension Period by causing the Paying Agent to send notice of such higher interest rate to the holder of this Note by first class mail, postage prepaid, or by such other means as shall be agreed between the Issuer and the Paying Agent. Such notice shall be irrevocable. All Notes with respect to which the Maturity Date is extended in accordance with an Extension Notice will bear such higher interest rate for the Extension Period, whether or not tendered for repayment.

                  If the Issuer elects to extend the maturity hereof, the holder of this Note will have the option to require the Issuer to repay this Note on the Maturity Date in effect immediately preceding the mailing of the applicable Extension Notice at a price equal to the principal amount hereof plus any accrued and unpaid interest to such date. In order for this Note to be so repaid on such Maturity Date, the holder hereof must follow the procedures set forth above for optional repayment, except that the period for delivery of this Note or notification to the Paying Agent shall be at least 25 but not more than 35 days prior to the Maturity Date in effect immediately preceding the mailing of the applicable Extension Notice and except that if the holder hereof has tendered this Note for repayment pursuant to this paragraph he may, by written notice to the Paying Agent, revoke any such tender for repayment until 3:00 P.M., New York City time, on the twentieth calendar day prior to the Maturity Date then in effect (or, if such day is not a Business Day, until 3:00 P.M., New York City time, on the immediately succeeding Business Day).

                  Interest payments on this Note will include interest accrued to but excluding the Interest Payment Dates or the Maturity Date (or any earlier redemption or repayment date), as the case may be. Interest payments for this Note will be computed and paid on the basis of a 360-day year of twelve 30-day months.

                  In the case where the Interest Payment Date or the Maturity Date (or any redemption or repayment date) does not fall on a Business Day, payment of interest, premium, if any, or principal otherwise payable on such date need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or on the Maturity Date (or any redemption or repayment date), and no interest on such payment shall accrue for the period from and after the Interest Payment Date or the Maturity Date (or any redemption or repayment date) to such next succeeding Business Day.

                  This Note and all the obligations of the Issuer hereunder are direct, unsecured obligations of the Issuer and rank without preference or priority among themselves and PARI PASSU with all other existing and future unsecured and unsubordinated indebtedness of the Issuer, subject to certain statutory exceptions in the event of liquidation upon insolvency.

                  This Note, and any Note or Notes issued upon transfer or exchange hereof, is issuable only in fully registered form, without coupons, and, if denominated in U.S. dollars, is issuable only in denominations of U.S. $1,000 and any integral multiple of U.S. $1,000 in excess thereof. If this
Note is denominated in a Specified Currency other than U.S. dollars, then, unless a higher minimum denomination is required by applicable law, it is issuable only in denominations of the equivalent of U.S. $1,000 (rounded to an integral multiple of 1,000 units of such Specified Currency), or any amount in excess thereof which is an integral multiple of 1,000 units of such Specified Currency, as determined by reference to the noon dollar buying rate in New York City for cable transfers of such Specified Currency published by the Federal Reserve Bank of New York (the "Market Exchange Rate") on the Business Day immediately preceding the date of issuance; PROVIDED, HOWEVER, in the case of ECUs, the Market Exchange Rate shall be the rate of exchange determined by the Commission of the European Communities (or any successor thereto) as published in the Official Journal of the European Communities, or any successor publication, on the Business Day immediately preceding the date of issuance.

                  The Trustee has been appointed registrar for the Notes, and the Trustee will maintain at its office in The City of New York a register for the registration and transfer of Notes. This Note may be transferred at the aforesaid office of the Trustee by surrendering this Note for cancellation, accompanied by a written instrument of transfer in form satisfactory to the Trustee and duly executed by the registered holder hereof in person or by the holder's attorney duly authorized in writing, and thereupon the Trustee shall issue in the name of the transferee or transferees, in exchange herefor, a new Note or Notes having identical terms and provisions and having a like aggregate principal amount in authorized denominations, subject to the terms and conditions set forth herein; PROVIDED, HOWEVER, that the Trustee will not be required (i) to register the transfer of or exchange any Note that has been called for redemption in whole or in part, except the unredeemed portion of Notes being redeemed in part, (ii) to register the transfer of or exchange any
Note if the holder thereof has exercised his right, if any, to require the Issuer to repurchase such Note in whole or in part, except the portion of such Note not required to be repurchased, or (iii) to register the transfer of or exchange Notes to the extent and during the period so provided in the Indenture with respect to the redemption of Notes. Notes are exchangeable at said office for other Notes of other authorized denominations of equal aggregate principal amount having identical terms and provisions. All such exchanges and transfers of Notes will be free of charge, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge in connection therewith. All Notes surrendered for exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee and executed by the registered holder in person or by the holder's attorney duly authorized in writing. The date of registration of any Note delivered upon any exchange or transfer of Notes shall be such that no gain or loss of interest results from such exchange or transfer.

                  In case any Note shall at any time become mutilated, defaced or be destroyed, lost or stolen and such Note or evidence of the loss, theft or destruction thereof (together with the indemnity hereinafter referred to and such other documents or proof as may be required in the premises) shall be delivered to the Trustee, a new Note of like tenor will be issued by the Issuer in exchange for the Note so mutilated or defaced, or in lieu of the Note so destroyed or lost or stolen, but, in the case of any destroyed or lost or stolen Note, only upon receipt of evidence satisfactory to the Trustee and the Issuer that such Note was destroyed or lost or stolen and, if required, upon receipt also of indemnity satisfactory to each of them. All expenses and reasonable charges associated with procuring such indemnity and with the preparation, authentication and delivery of a new Note shall be borne by the owner of the Note mutilated, defaced, destroyed, lost or stolen.

                  The Indenture provides that, (a) if an Event of Default (as defined in the Indenture) due to the default in payment of principal of (or premium, if any on), or interest on any series of such debt securities issued under the Indenture, including the series of Medium-Term Notes of which this Note forms a part, or due to the default in the performance or breach of any other covenant or warranty of the Issuer applicable to the debt securities of such series but not applicable to all outstanding debt securities issued under the Indenture shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of each affected series (voting as a single class), by notice in writing to the Issuer may then declare the principal of all debt securities of all such series and interest accrued thereon to be due and payable immediately and (b) if an Event of Default due to a default in the performance of any other of the covenants or agreements in the Indenture applicable to all outstanding debt securities issued thereunder, including this Note, or due to certain events of bankruptcy, insolvency and reorganization of the Issuer, shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in aggregate principal amount of all debt securities issued under the Indenture then outstanding (treated as one class), by notice in writing to the Issuer may declare the principal of all such debt securities and interest accrued thereon to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults may be waived (except a continuing default in payment of principal (or premium, if any) or interest on such debt securities) by the holders of a majority in principal amount of the debt securities of all affected series then outstanding.

                  If the face hereof indicates that this Note is subject to "Modified Payment upon Acceleration," then (i) if the principal hereof is declared to be due and payable as described in the preceding paragraph, the amount of principal due and payable with respect to this Note shall be limited to the aggregate principal amount hereof multiplied by the sum of the Issue Price specified on the face hereof (expressed as a percentage of the aggregate principal amount) plus the original issue discount amortized from the Interest Accrual Date to the date of declaration, which amortization shall be calculated using the "interest method" (computed in accordance with generally accepted accounting principles in effect on the date of declaration), (ii) for the purpose of any vote of securityholders taken pursuant to the Indenture prior to the acceleration of payment of this Note, the principal amount hereof shall equal the amount that would be due and payable hereon, calculated as set forth in clause (i) above, if this Note were declared to be due and payable on the date of any such vote and (iii) for the purpose of any vote of securityholders taken pursuant to the Indenture following the acceleration of payment of this Note, the principal amount hereof shall equal the amount of principal due and payable with respect to this Note, calculated as set forth in clause
(i) above.

                  The Indenture permits the Issuer and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of all series issued under the Indenture then outstanding and affected (voting as one class), to execute supplemental indentures adding any provisions to or changing in any manner the rights of the holders of each series so affected; PROVIDED that the Issuer and the Trustee may not, without the consent of the holder of each outstanding debt security affected thereby, (a) extend the final maturity of any such debt security, or reduce the principal amount thereof or premium, if any, or reduce the rate or extend the time of payment of interest or Additional Amounts (as defined in the Indenture) thereon, or reduce the amount due and payable on redemption or repayment thereof, or change the currency of payment thereof, or impair or affect the rights of any holder to institute suit for the payment thereof without the consent of the holder of each debt security so affected; or (b) reduce the aforesaid percentage in principal amount of debt securities the consent of the holders of which is required for any such supplemental indenture, without the consent of the holders of each debt security so affected.

                  Except as set forth below, if the principal of, premium, if any, or interest on, this Note is payable in a Specified Currency other than U.S. dollars and such Specified Currency is not available to the Issuer for making payments hereon due to the imposition of exchange controls or other circumstances beyond the control of the Issuer or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions within the international banking community, then the Issuer will be entitled to satisfy its obligations to the holder of this Note by making such payments in U.S. dollars on the basis of the Market Exchange Rate on the date of such payment or, if the Market Exchange Rate is not available on such date, as of the most recent practicable date; provided, however, that if such Specified Currency is replaced by the Euro, the payment of principal of, premium, if any, or interest on this Note denominated in such currency shall be effected in Euro in conformity with legally applicable measures taken pursuant to, or by virtue of, the treaty establishing the European Community (the "EC"), as amended by the Treaty on European Union (as so amended, the "Treaty"). Any payment made under such circumstances in U.S. dollars (or, if applicable, Euro) where the required payment is in a Specified Currency other than U.S. dollars will not constitute an Event of Default.

                  The value of the ECU, in which this Note may be denominated or may be payable, is equal to the value of the ECU that is from time to time used as the unit of account of the EC and which is valued on the basis of specified amounts of the currencies of 12 of the 15 member states of the EC. Under Article 109G of the Treaty, the currency composition of the ECU may not be changed. Other changes to the ECU may be made by the EC in conformity with EC law, in which event the ECU will change accordingly. From the start of the third stage of European monetary union, the value of the ECU as against the currencies of member states participating in the third stage will be irrevocably fixed and the ECU will become a currency in its own right, replacing all or some of the currencies of the 15 member states of the EC. In contemplation of the third stage, the European Council meeting in Madrid on December 16, 1995 decided that the name of the new currency will be the Euro and that, in accordance with the Treaty, substitution of the Euro for the ECU will be at the rate of one Euro for one ECU. From the start of the third stage of European monetary union, all payments in respect of this Note denominated or payable in ECU will be payable in Euro at the rate then established in accordance with the Treaty.

                  If payment in respect of this Note is required to be made in ECUs and ECUs are unavailable due to the imposition of exchange controls or other circumstances beyond the Issuer's control, or are no longer used as the unit of account of the European Community, or have not become a currency replacing all or some of the currencies of the member states of the EC, then the Issuer shall choose a substitute currency (the "Chosen Currency"), which may be any currency which was, on the last day on which the ECU was used as the unit of account of the EC, a component currency of the ECU or U.S. dollars and all payments made in respect of this Note shall be made is such Chosen Currency. The amount of each payment in such Chosen Currency shall be computed on the basis of the equivalent of the ECU in such Chosen Currency determined as described below.

                  The equivalent of the ECU in the relevant Chosen Currency as of any date (the "Day of Valuation") shall be determined by, or on behalf of, the Issuer on the following basis. The amounts and components composing the ECU for this purpose (the "Components") shall be the amounts and components that composed the ECU as of the last date on which the ECU was used as the unit of account of the EC. The equivalent of the ECU in the Chosen Currency shall be calculated by, first, aggregating the U.S. dollar equivalents of the Components; and then, in the case of a Chosen Currency other than U.S. dollars, using the rate used for determining the U.S. dollar equivalent of the Components in the Chosen Currency as set forth below, calculating the equivalent in the Chosen Currency of such aggregate amount in U.S. dollars. The U.S. dollar equivalent of each of the Components shall be determined by, or on behalf of, the Issuer on the basis of the most recently available Market Exchange Rates for such Components.

                  If, pursuant to the Treaty, all or some of the currencies of the member countries of the EC are replaced by the Euro, the payment of principal of, premium, if any, or interest on, this Note if denominated in any such currency shall be effected in Euro in conformity with legally applicable measures taken pursuant to, or by virtue of, the Treaty.

                  All determinations referred to above made by the Issuer or its agent shall be at its sole discretion and shall, in the absence of manifest error, be conclusive to the extent permitted by law for all purposes and binding on the holder of this Note.

                  So long as this Note shall be outstanding, the Issuer will cause to be maintained an office or agency for the payment of the principal of and premium, if any, and interest on this Note as herein provided in the Borough of Manhattan, The City of New York, and an office or agency in said Borough of Manhattan for the registration, transfer and exchange as aforesaid of the Notes. The Issuer may designate other agencies for the payment of said principal, premium and interest at such place or places (subject to applicable laws and regulations) as the Issuer may decide. So long as there shall be such an agency, the Issuer shall keep the Trustee advised of the names and locations of such agencies, if any are so designated.

                  With respect to moneys paid by the Issuer and held by the Trustee or any Paying Agent for payment of the principal of or interest or premium, if any, on any Notes that remain unclaimed at the end of two years after such principal, interest or premium shall have become due and payable (whether at maturity or upon call for redemption or otherwise), (i) the Trustee or such Paying Agent shall notify the holders of such Notes that such moneys shall be repaid to the Issuer and any person claiming such moneys shall thereafter look only to the Issuer for payment thereof and (ii) such moneys shall be so repaid to the Issuer. Upon such repayment all liability of the Trustee or such Paying Agent with respect to such moneys shall thereupon cease, without, however, limiting in any way any obligation that the Issuer may have to pay the principal of or interest or premium, if any, on this Note as the same shall become due.

                  No provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the time, place, and rate, and in the coin or currency, herein prescribed unless otherwise agreed between the Issuer and the registered holder of this Note.

                  Prior to due presentment of this Note for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the holder in whose name this
Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Trustee or any such agent shall be affected by notice to the contrary.

                  No recourse shall be had for the payment of the principal of, premium, if any, or the interest on this Note, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

                  This Note shall for all purposes be governed by, and construed in accordance with, the laws of the State of Ohio.

                  All terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

                                              ABBREVIATIONS

                  The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

         TEN COM-as tenants in common
         TEN ENT-as tenants by the entireties
         JT TEN-as joint tenants with right of survivorship and not as tenants in common

         UNIF GIFT MIN ACT-...........Custodian..............
                            (Cust)                     (Minor)

         Under Uniform Gifts to Minors Act...................
                                                       (State)


                  Additional abbreviations may also be used though not in the above list.

                               _________________

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

[PLEASE INSERT SOCIAL SECURITY OR OTHER
    IDENTIFYING NUMBER OF ASSIGNEE]

_______________________________________!
                                       !
_______________________________________!________________________
[PLEASE PRINT OR TYPE NAME AND ADDRESS INCLUDING ZIP CODE,
OF ASSIGNEE]
________________________________________________________________
the within Note and all rights thereunder, hereby irrevocably
________________________________________________________________
constituting and appointing such person attorney to transfer
________________________________________________________________
such note on the books of the Issuer, with full power of
________________________________________________________________
substitution in the premises.

Dated:_____________________

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.

NOTICE:   Signature(s) must be guaranteed by an "eligible guarantor institution"
that is a member or participant in a "signature guarantee program" (e.g., the Securities Transfer Agents Medallion Program, the Stock Exchange Medallion Program or the New York Stock Exchange, Inc. Medallion Signature
Program.)

NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Note in every particular, without alteration or enlargement or any change whatever.

                           OPTION TO ELECT REPAYMENT

                  The undersigned hereby irrevocably requests and instructs the Issuer to repay the within Note (or portion thereof specified below) pursuant to its terms at a price equal to the principal amount thereof, together with interest to the Optional Repayment Date, to the undersigned at

_____________________________________________________________________________

_____________________________________________________________________________

_____________________________________________________________________________
                          (Please print or typewrite
                     name and address of the undersigned)

                  If less than the entire principal amount of the within Note is to be repaid, specify the portion thereof which the holder elects to have repaid: __________________; and specify the denomination or denominations (which shall not be less than the minimum authorized denomination) of the Notes to be issued to the holder for the portion of the within Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid):
________________________.



Dated:______________                        ___________________________________
                                            NOTICE: The signature on this
                                            Option to Elect Repayment must
                                            correspond with the name as
                                            written upon the face of the
                                            within instrument in every
                                            particular without alteration or
                                            enlargement.